EXHIBIT 23a.

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 33–33682, 33–62496, 333–114107 and 333–117818 on Form S-3, and Nos. 33–30856, 33–38411, 33–38587, 33–44788, 333–47403, 33–52691, 33–30756–02, 33–58187, 333–02873, 333–65424 and 333–107414 on Form S–8, of our reports dated February 26, 2007, relating to the consolidated financial statements and financial statement schedule of Bristol-Myers Squibb Company and subsidiaries (the “Company”) as of and for the year ended December 31, 2006 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment, effective January 1, 2006 and SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans-an amendment of FASB Statements No. 87, 88, 106, and 132(R), effective December 31, 2006) and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2006.

/s/    Deloitte & Touche LLP

Parsippany, New Jersey

February 26, 2007

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